1 Q4-23 Financial Highlights2(B) Q4-23 Business Segment Highlights2,3(B) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets See pages 10 and 11 for endnotes. Amounts may not total due to rounding. 1 Adjusted net income, adjusted EPS, adjusted revenue, adjusted noninterest income, adjusted noninterest expense, adjusted ROE, and adjusted ROTCE represent non-GAAP financial measures. For more information and a reconciliation to GAAP of the presented financial measures, see Endnote A on page 10. Q4-23 noninterest expense of $17.7B less the FDIC special assessment of $2.1B results in adjusted Q4-23 noninterest expense of $15.6B. Reported noninterest expense for Q3-23 was $15.8B. 2 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 3 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 4 Represents the percentage of consumer checking accounts that are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 5 Source: Dealogic as of December 31, 2023. 6 Includes repurchases to offset shares awarded under equity-based compensation plans. 7 Tangible book value per common share and return on average tangible common shareholders’ equity ratio represent non-GAAP financial measures. For more information, see page 20. • Net income of $3.1 billion, or $0.35 per diluted share, compared to $7.1 billion, or $0.85 per diluted share in Q4-22 – Q4-23 adjusted net income of $5.9 billion, or adjusted diluted earnings per share of $0.701 • Revenue, net of interest expense, of $22.0 billion, decreased $2.6 billion, or 10%; excluding BSBY cessation impact, adjusted revenue decreased 4%1 – Net interest income (NII) decreased 5% to $13.9 billion ($14.1 billion FTE)(C), as higher deposit costs and lower deposit balances more than offset higher asset yields – Noninterest income of $8.0 billion decreased $1.8 billion; adjusted noninterest income of $9.6 billion decreased $264 million1 ▪ Higher asset management and investment banking fees were more than offset by lower market making and similar activities • Provision for credit losses of $1.1 billion increased $12 million – Net reserve release of $88 million vs. net reserve build of $403 million in Q4-22(D) – Net charge-offs of $1.2 billion increased vs. Q4-22 • Noninterest expense of $17.7 billion increased $2.2 billion, or 14%; increased $1.9 billion, or 12%, vs. Q3-23 – Excluding FDIC special assessment, adjusted noninterest expense of $15.6 billion increased $94 million, or 1%, vs. Q4-22; declined $201 million, or 1%, vs. Q3-231 • Average deposits of $1.9 trillion grew $29 billion, or 2%, vs. Q3-23 • Average loans and leases of $1.1 trillion were modestly higher vs. Q3-23 • Average Global Liquidity Sources of $897 billion(E) • Common equity tier 1 (CET1) capital of $195 billion increased marginally from Q3-23 • CET1 ratio of 11.8% (Standardized)(F); 181 bps above regulatory minimum effective January 1, 2024 • Returned $2.7 billion to shareholders through common stock dividends and share repurchases6 • Book value per common share rose 9% to $33.34; tangible book value per common share rose 12% to $24.467 • Return on average common shareholders' equity (ROE) ratio of 4.3%; return on average tangible common shareholders' equity (ROTCE) ratio of 5.9%7; adjusted ROE of 8.6%1 and adjusted ROTCE of 11.7%1 • Net income of $636 million • Sales and trading revenue up 3% to $3.6 billion, including net debit valuation adjustment (DVA) losses of $132 million; Fixed Income, Currencies and Commodities (FICC) revenue down 4% to $2.1 billion, and Equities revenue up 13% to $1.5 billion • Excluding net DVA(G), sales and trading revenue up 1% to $3.8 billion; FICC revenue down 6% to $2.2 billion, and Equities revenue up 12% to $1.5 billion • Record full-year sales and trading revenue of $17.4 billion • Zero days of trading losses in 2023 From Chair and CEO Brian Moynihan: “We reported solid fourth quarter and full-year results as all our businesses achieved strong organic growth, with record client activity and digital engagement. This activity led to good loan demand and growth in deposits in the quarter and full-year net income of $26.5 billion. Our expense discipline allowed us to continue investing in growth initiatives. Strong capital and liquidity levels position us well to continue to deliver responsible growth in 2024.” • Net income of $1.0 billion • Client balances of $3.8 trillion, up 12%, driven by higher market valuations and positive net client flows • AUM flows of $52 billion in 2023; $8 billion of AUM flows in Q4-23 • Client Activity – Added record ~40,000 net new relationships across Merrill and Private Bank in 2023, including ~7,000 in Q4-23 – AUM balances of $1.6 trillion, up $216 billion – Opened record ~150,000 new bank accounts in 2023 • Net income of $2.5 billion • Total investment banking fees (excl. self-led) of $1.1 billion, up 7% • No. 3 in both U.S. and international investment banking fees for 20235 • Client Activity – Average deposits of $528 billion increased $24 billion, or 5% – Added ~2,500 new clients YTD (as of November 2023) • Net income of $2.8 billion • Revenue of $10.3 billion, down 4% • Average deposits of $959 billion, down 8%; 33% above pre-pandemic levels • Average loans and leases of $313 billion increased $13 billion, or 4% • Combined credit / debit card spend of $229 billion, up 3% • Client Activity – Added ~130,000 net new Consumer checking accounts in Q4-23; 20th consecutive quarter of growth – Record 36.7 million consumer checking accounts with 92% being primary4 – Small Business checking accounts of 3.9 million, up 3% – Record consumer investment assets of $424 billion grew 33%; accounts grew 10% with client flows of $49 billion since Q4-22 – Digital logins exceeded 3 billion, up 10%; digital sales represented 49% of total sales Bank of America Reports Q4-23 Net Income of $3.1 Billion, EPS of $0.35 Full-Year 2023 Net Income of $26.5 Billion, EPS of $3.08 Results Include FDIC Special Assessment of $2.1 Billion (Pretax) and BSBY Cessation Charge of $1.6 Billion (Pretax), or $0.20 and $0.15 Per Diluted Share, Respectively Q4-23 Adjusted Net Income of $5.9 Billion, Adjusted EPS of $0.70; Full-Year 2023 Adjusted Net Income of $29.3 Billion, Adjusted EPS of $3.421

BANK OF AMERICA

From Chief Financial Officer Alastair Borthwick:

"Robust client activity in 2023 demonstrates how we grow the franchise organically by winning new clients and deepening existing relationships. From record levels of accounts, asset flows, and digital engagement to strong balances and sales and trading results, customers and clients continue to see the exceptional value, power, and convenience our businesses offer them. Our strong capital position, in addition to solid earnings, kept us well above our current minimum capital requirements and enabled us to return $12 billion to shareholders in common stock dividends and share repurchases in 2023 while supporting customer growth."

Bank of America Financial Highlights

($ in billions, except per share data)	Reported Q4-23	Reported FY 2023	Notable items[1]	Adjusted[2] Q4-23	Adjusted[2] FY 2023
Total revenue, net of interest expense	$22.0	$98.6	($1.6)	$23.5	$100.2
Provision for credit losses	1.1	4.4	—	1.1	4.4
Noninterest expense	17.7	65.8	2.1	15.6	63.8
Pretax income	3.1	28.3	(3.7)	6.8	32.0
Pretax, pre-provision income[3(H)]	4.2	32.7	(3.7)	7.9	36.4
Income tax expense	—	1.8	(0.9)	0.9	2.7
Net income	3.1	26.5	(2.8)	5.9	29.3
Diluted earnings per share	$0.35	$3.08	($0.35)	$0.70	$3.42
Return on average assets	0.39 %	0.84 %		0.73 %	0.93 %
Return on average common shareholders' equity	4.3	9.8		8.6	10.8
Return on average tangible common shareholders' equity[3]	5.9	13.5		11.7	15.0
Efficiency ratio	81	67		66	64

[1] Represents impacts of the FDIC special assessment and the BSBY cessation charge.

[2] Adjusted amounts (except for the amounts with respect to provision for credit losses) represent non-GAAP financial measures. For additional information and a reconciliation of these non-GAAP measures to the most comparable GAAP measures, see Endnote A on page 10.

[3] Pretax, pre-provision income and return on average tangible common shareholders' equity represent non-GAAP financial measures. For more information, see page 20.

Spotlight on Noninterest Expense and Common Equity Tier 1 Capital ($B)



Noninterest Expense
Noninterest expense
FDIC special assessment
$15.5
$16.2
$16.0
$15.8
$17.7
$2.1
$15.6[1]
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023



Common Equity Tier 1 Capital[2]
Common Equity Tier 1 capital
Common Equity Tier 1 capital ratio
$180.1
$184.4
$190.1
$194.2
$194.9
11.2%
11.4%
11.6%
11.9%
11.8%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

[1] Adjusted noninterest expense of $15.6 billion represents a non-GAAP financial measure. For additional information and reconciliation of the GAAP measure to the adjusted financial measure, see Endnote A on page 10.

[2] Common equity tier 1 capital ratio under the Standardized approach. For additional information on regulatory capital ratios, see Endnote F on page 11.

2

BANK OF AMERICA

Consumer Banking[1,2]

- Net income of $2.8 billion
- Revenue of $10.3 billion decreased 4%, driven primarily by the impact of lower deposit balances
- Provision for credit losses of $1.4 billion vs. $944 million
  - Net reserve build of $382 million[(D)] in Q4-23
  - Net charge-offs of $1.0 billion increased $432 million
- Noninterest expense of $5.2 billion increased 3%, driven primarily by higher FDIC expense
  - Efficiency ratio 51%

Business Highlights[1,3(B)]

- Average deposits of $959 billion decreased $88 billion, or 8%
  - 58% of deposits in checking accounts; 92% primary accounts[4]
- Average loans and leases of $313 billion increased $13 billion, or 4%
- Combined credit / debit card spend of $229 billion increased 3% from Q4-22
- Record consumer investment assets[5] of $424 billion grew $105 billion, or 33%, driven by $49 billion of client flows from new and existing clients and higher market valuations
  - 3.8 million consumer investment accounts, up 10%
- 11.1 million Total clients[6] enrolled in Preferred Rewards, up 8%, with 99% annualized retention rate

Strong Digital Usage Continued[1]

- 75% of overall households[7] actively using digital platforms
- Record 46 million active digital banking users, up 5% or 2.2 million
- ~1.4 million digital sales, down 11%
- Record 3.3 billion digital logins, up 10%
- New Zelle® records: 21.5 million active users, up 18% YoY, sent and received 342 million transactions, worth $101 billion, up 26% and 25% YoY, respectively
- Clients booked ~865,000 digital appointments

Financial Results

	Three months ended		
($ in millions)	**12/31/2023**	**9/30/2023**	**12/31/2022**
Total revenue[2]	**$10,329**	$10,472	$10,782
Provision for credit losses	**1,405**	1,397	944
Noninterest expense	**5,234**	5,256	5,100
Pretax income	**3,690**	3,819	4,738
Income tax expense	**922**	955	1,161
Net income	**$2,768**	$2,864	$3,577

Business Highlights[(B)]

	Three months ended		
($ in billions)	**12/31/2023**	**9/30/2023**	**12/31/2022**
Average deposits	**$959.2**	$980.1	$1,047.1
Average loans and leases	**313.4**	310.8	300.4
Consumer investment assets (EOP)[5]	**424.4**	387.5	319.6
Active mobile banking users (MM)	**37.9**	37.5	35.5
Number of financial centers	**3,845**	3,862	3,913
Efficiency ratio	**51 %**	50 %	47 %
Return on average allocated capital	**26**	27	35
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$100.4**	$98.0	$89.6
Total credit / debit spend	**228.9**	225.3	223.0
Risk-adjusted margin	**7.2 %**	7.7 %	9.9 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[5] Consumer investment assets includes client brokerage assets, deposit sweep balances, Bank of America, N.A. brokered CDs, and AUM in Consumer Banking.
[6] As of November 2023. Includes clients in Consumer, Small Business and GWIM.
[7] Household adoption represents households with consumer bank login activities in a 90-day period, as of November 2023.

Continued Business Leadership

- No. 1 in estimated U.S. Retail Deposits[(a)]
- No. 1 Online Banking and Mobile Banking Functionality[(b)]
- No. 1 Small Business Lender[(c)]
- Best Bank in North America[(d)]
- Best Consumer Digital Bank in the U.S.[(e)]
- Best Bank in the U.S. for Small and Medium Enterprises[(f)]
- Certified by J.D. Power for Outstanding Client satisfaction with Customer Financial Health Support – Banking & Payments[(g)]
- No. 1 in Customer Satisfaction for U.S. Retail Banking Advice[(h)]

See page 12 for Business Leadership sources.

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income of $1.0 billion
- Revenue of $5.2 billion decreased 3%, driven by lower NII, partially offset by higher asset management fees due to higher market levels and AUM flows
- Noninterest expense of $3.9 billion increased 3%, driven by revenue-related incentives and higher FDIC expense

Business Highlights[1(B)]

- Client balances of $3.8 trillion increased 12%, driven by higher market valuations and positive net client flows
  - AUM flows of $8 billion in Q4-23; $52 billion in 2023
  - Average deposits of $292 billion decreased $25 billion, or 8%
  - Average loans and leases of $219 billion decreased $6 billion, or 3%

Merrill Wealth Management Highlights[1]

Client Engagement

- Client balances of $3.2 trillion[(B)]
- AUM balances of $1.3 trillion
- ~6,500 net new households in Q4-23

Strong Digital Usage Continued

- 83% of Merrill households digitally active[3] across the enterprise
  - Record 60% of Merrill Households mobile active across the enterprise
- 80% of households enrolled in eDelivery
- 75% of eligible checks deposited through automated channels
- 72% of eligible Bank and Brokerage accounts opened through Digital Onboarding in Q4, up from 39% a year ago

Bank of America Private Bank Highlights[1]

Client Engagement

- Client balances of $607 billion[(B)]
- AUM balances of $360 billion
- 4Q Record ~630 net new relationships in Q4-23, up 16% YoY

Strong Digital Usage Continued

- 92% of clients digitally active[4] across the enterprise
- 75% of eligible checks deposited through automated channels
- Clients continued leveraging the convenience and effectiveness of our digital capabilities:
  - Digital wallet transactions up 39%
  - Zelle® transactions up 37%

Financial Results

	Three months ended		
($ in millions)	12/31/2023	9/30/2023	12/31/2022
Total revenue[2]	**$5,227**	$5,321	$5,410
Provision (benefit) for credit losses	**(26)**	(6)	37
Noninterest expense	**3,894**	3,950	3,784
Pretax income	**1,359**	1,377	1,589
Income tax expense	**340**	344	389
Net income	**$1,019**	$1,033	$1,200

Business Highlights[(B)]

	Three months ended		
($ in billions)	12/31/2023	9/30/2023	12/31/2022
Average deposits	**$292.5**	$291.8	$317.8
Average loans and leases	**219.4**	218.6	225.1
Total client balances (EOP)	**3,789.4**	3,550.9	3,386.8
AUM flows	**8.4**	14.2	0.1
Pretax margin	**26 %**	26 %	29 %
Return on average allocated capital	**22**	22	27

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] Percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) as of December 2023. Excludes Stock Plan and Banking only households.
[4] Percentage of digitally active Private Bank core relationships ($3MM+ in total Balances) as of November 2023. Includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships.

Continued Business Leadership

- No. 1 on Forbes' Best-in-State Wealth Advisors (2023), Top Women Wealth Advisors (2023), Top Women Wealth Advisors Best-in-State (2023), Best-in-State Teams (2023), and Top Next Generation Advisors (2023)
- No. 1 on Barron's Top 100 Women Financial Advisors List (2023)
- No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2023)
- Celent Model Wealth Manager Award (2023)
- No. 1 in personal trust AUM[(i)]
- Best National Private Bank[(j)] and in North America[(k)]
- Best Private Bank in the U.S. by Global Finance (2024) and PWM (2023)
- Best Private Bank for Philanthropic Services by Global Finance (2024) and PWM (2023)
- Digital Wealth Management Impact Award[(l)]
- Best in Trust[(m)]

See page 12 for Business Leadership sources.

4

BANK OF AMERICA

Global Banking[1,2,3]

- Net income of $2.5 billion
- Revenue of $5.9 billion decreased 8%, driven primarily by lower NII and leasing revenue
- Provision for credit losses decreased $388 million to a benefit of $239 million, driven primarily by an improved macroeconomic outlook
- Noninterest expense of $2.8 billion decreased 2%, driven by lower revenue-related incentives, partially offset by continued investments in the business, including technology, and higher FDIC expense

Business Highlights[1,2(B)]

- Total Corporation investment banking fees (excl. self-led) of $1.1 billion increased 7%
  - Improved market share 32 bps; #4 investment banking fee ranking in Q4-23[4]
- Average deposits of $528 billion increased $24 billion, or 5%
- Average loans and leases of $375 billion decreased $6 billion, or 1%, reflecting lower client demand

Strong Digital Usage Continued[1]

- 75% digitally active clients across Commercial, Corporate, and Business Banking clients (CashPro® and BA360 platforms) (as of November 2023)
- Record quarterly CashPro App active users increased 21%, and record number of sign-ins increased 24%
- Record quarterly CashPro App Payment Approvals value of $245 billion increased 35%
- 40% of eligible credit monitoring documents uploaded digitally (as of November 2023)

Financial Results

	Three months ended		
($ in millions)	**12/31/2023**	**9/30/2023**	**12/31/2022**
Total revenue[2,3]	**$5,928**	$6,203	$6,438
Provision (benefit) for credit losses	**(239)**	(119)	149
Noninterest expense	**2,781**	2,804	2,833
Pretax income	**3,386**	3,518	3,456
Income tax expense	**914**	950	916
Net income	**$2,472**	$2,568	$2,540

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**12/31/2023**	**9/30/2023**	**12/31/2022**
Average deposits	**$527.6**	$504.4	$503.5
Average loans and leases	**374.9**	376.2	380.4
Total Corp. IB fees (excl. self-led)	**1.1**	1.2	1.1
Global Banking IB fees	**0.7**	0.7	0.7
Business Lending revenue	**2.5**	2.6	2.7
Global Transaction Services revenue	**2.7**	2.8	3.1
Efficiency ratio	**47 %**	45 %	44 %
Return on average allocated capital	**20**	21	23

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Source: Dealogic as of December 31, 2023.

Continued Business Leadership

- World's Most Innovative Bank – 2023, Most Innovative Bank in North America[(n)]
- World's Best Digital Bank, World's Best Bank for Financing, North America's Best Digital Bank, North America's Best Bank for Small to Medium-sized Enterprises, North America's Best Bank for Sustainable Finance[(o)]
- Best Bank for Payments & Collections in North America[(p)]
- Model Bank award for Product Innovation in Cash Management – 2023, for CashPro Mobile, CashPro Forecasting, and CashPro API[(q)]
- Best Transaction Bank in North America[(r)]
- 2023 Share & Excellence Awards for U.S. Large Corporate Banking & Cash Management[(s)]
- Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2023)

See page 12 for Business Leadership sources.

5

BANK OF AMERICA

Global Markets[1,2,3]

- Net income of $636 million
  - Excluding net DVA, net income of $736 million[4]
- Revenue of $4.1 billion increased 6%, driven primarily by higher sales and trading revenue
- Noninterest expense of $3.3 billion increased 3%, driven by investments in the business, including people and technology
- Average VaR of $79 million[5]

Business Highlights[1,2,3(B)]

- Sales and trading revenue of $3.6 billion increased 3%; excluding net DVA, up 1%[(G)]
  - Fixed income, currencies, and commodities (FICC) revenue decreased 4% (ex. DVA, down 6%),[(G)] to $2.1 billion, driven by weaker trading in rates and credit, partially offset by improved trading in mortgages and municipals
  - Equities revenue increased 13% (ex. DVA, up 12%),[(G)] to $1.5 billion, driven by improved trading performance in derivatives

Additional Highlights

- 675 research analysts covering over 3,500 companies; 1,250+ corporate bond issuers across 55+ economies and 25 industries

Financial Results

	Three months ended		
($ in millions)	**12/31/2023**	**9/30/2023**	**12/31/2022**
Total revenue[2,3]	**$4,088**	$4,942	$3,861
Net DVA[4]	**(132)**	(16)	(193)
Total revenue (excl. net DVA)[2,3,4]	**$4,220**	$4,958	$4,054
Provision (benefit) for credit losses	**(60)**	(14)	4
Noninterest expense	**3,271**	3,235	3,171
Pretax income	**877**	1,721	686
Income tax expense	**241**	473	182
Net income	**$636**	$1,248	$504
Net income (excl. net DVA)[4]	**$736**	$1,260	$650

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**12/31/2023**	**9/30/2023**	**12/31/2022**
Average total assets	**$868.0**	$863.7	$857.3
Average trading-related assets	**615.4**	609.7	608.5
Average loans and leases	**133.6**	131.3	123.0
Sales and trading revenue	**3.6**	4.4	3.5
Sales and trading revenue (excl. net DVA)[4(G)]	**3.8**	4.4	3.7
Global Markets IB fees	**0.4**	0.5	0.3
Efficiency ratio	**80 %**	65 %	82 %
Return on average allocated capital	**6**	11	5

[1] Comparisons are to the year-ago quarter unless noted. The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See Endnote G on page 11 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $79MM, $69MM and $117MM for Q4-23, Q3-23 and Q4-22, respectively.

Continued Business Leadership

- World's Best Bank for Markets[(o)]
- North America's Best Bank for Sustainable Finance[(o)]
- Environmental Finance Impact Award for Renewables[(t)]
- Currency Derivatives House of the Year[(u)]
- No. 1 North America Annual Client Survey of Equity Research Firms[(v)]
- No. 2 All America Trading and Execution Team[(v)]
- No. 1 Municipal Bonds Underwriter[(w)]
- No. 1 Market Share in U.S. Registered Equity Block Trade Fees[(x)]

See page 12 for Business Leadership sources.

6

BANK OF AMERICA

All Other[1,2]

- Revenue of ($3.5) billion included a charge of $1.6 billion from BSBY cessation impact
- Noninterest expense of $2.6 billion included an accrual of $2.1 billion for the estimated amount of the FDIC special assessment rule for uninsured deposits of certain failed banks[(A)]
- Total corporate income tax for the quarter reflected a modest benefit
  - Excluding benefit of FDIC special assessment, benefit of BSBY cessation impact, and other discrete tax items, the effective tax rate (ETR) would have been approximately 14%; further excluding recurring ESG tax credit benefits, the ETR would have been approximately 24%
- For the full year, the total corporate ETR was approximately 6%
  - Excluding benefit of FDIC special assessment, benefit of BSBY cessation impact, and other discrete tax items, the ETR would have been approximately 10%; further excluding recurring ESG tax credit benefits, the ETR would have been approximately 25%

Financial Results

	Three months ended		
($ in millions)	**12/31/2023**	**9/30/2023**	**12/31/2022**
Total revenue[2]	**$(3,468)**	$(1,618)	$(1,836)
Provision (benefit) for credit losses	**24**	(24)	(42)
Noninterest expense	**2,551**	593	655
Pretax loss	**(6,043)**	(2,187)	(2,449)
Income tax expense (benefit)	**(2,292)**	(2,276)	(1,760)
Net income (loss)	**$(3,751)**	$89	$(689)

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.

7

BANK OF AMERICA

Credit Quality[1]

Charge-offs

- Total net charge-offs of $1.2 billion increased $261 million from Q3-23
  - Consumer net charge-offs of $913 million increased $109 million from Q3-23, driven primarily by higher credit card losses
    - Credit card loss rate of 3.07% in Q4-23 vs. 2.72% in Q3-23
  - Commercial net charge-offs of $279 million increased $152 million from Q3-23
- Net charge-off ratio[2] of 0.45% increased 10 bps from Q3-23

Provision for credit losses

- Provision for credit losses of $1.1 billion
  - Net reserve release of $88 million in Q4-23[(D)], driven primarily by Commercial, partially offset by reserve build in credit card

Allowance for credit losses

- Allowance for loan and lease losses of $13.3 billion represented 1.27% of total loans and leases[3]
  - Total allowance for credit losses of $14.6 billion included $1.2 billion for unfunded commitments
- Nonperforming loans (NPL) of $5.5 billion increased $652 million from Q3-23, driven primarily by Commercial Real Estate
  - 60% of Consumer nonperforming loans are contractually current
- Commercial reservable criticized utilized exposure of $23.3 billion decreased $422 million from Q3-23

Highlights

	Three months ended		
($ in millions)	12/31/2023	9/30/2023	12/31/2022
Provision for credit losses	**$1,104**	$1,234	$1,092
Net charge-offs	**1,192**	931	689
Net charge-off ratio[2]	**0.45 %**	0.35 %	0.26 %
At period-end			
Nonperforming loans and leases	**$5,485**	$4,833	$3,808
Nonperforming loans and leases ratio	**0.52 %**	0.46 %	0.37 %
Allowance for credit losses	**$14,551**	$14,640	$14,222
Allowance for loan and lease losses	**13,342**	13,287	12,682
Allowance for loan and lease losses ratio[3]	**1.27 %**	1.27 %	1.22 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

BANK OF AMERICA

Balance Sheet, Liquidity, and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(B)]

	Three months ended		
	12/31/2023	**9/30/2023**	**12/31/2022**
Ending Balance Sheet			
Total assets	**$3,179.9**	$3,153.1	$3,051.4
Total loans and leases	**1,053.7**	1,049.1	1,045.7
Total loans and leases in business segments (excluding All Other)	**1,044.9**	1,039.9	1,035.5
Total deposits	**1,923.8**	1,884.6	1,930.3
Average Balance Sheet			
Average total assets	**$3,213.2**	$3,128.5	$3,074.3
Average loans and leases	**1,050.7**	1,046.3	1,039.2
Average deposits	**1,905.0**	1,876.2	1,925.5
Funding and Liquidity			
Long-term debt	**$302.2**	$290.4	$276.0
Global Liquidity Sources, average[(E)]	**897**	859	868
Equity			
Common shareholders' equity	**$263.2**	$258.7	$244.8
Common equity ratio	**8.3 %**	8.2 %	8.0 %
Tangible common shareholders' equity[1]	**$193.1**	$188.5	$174.6
Tangible common equity ratio[1]	**6.2 %**	6.1 %	5.9 %
Per Share Data			
Common shares outstanding (in billions)	**7.90**	7.92	8.00
Book value per common share	**$33.34**	$32.65	$30.61
Tangible book value per common share[1]	**24.46**	23.79	21.83
Regulatory Capital[(F)]			
CET1 capital	**$194.9**	$194.2	$180.1
Standardized approach			
Risk-weighted assets	**$1,651**	$1,632	$1,605
CET1 ratio	**11.8 %**	11.9 %	11.2 %
Advanced approaches			
Risk-weighted assets	**$1,459**	$1,441	$1,411
CET1 ratio	**13.4 %**	13.5 %	12.8 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**6.1 %**	6.2 %	5.9 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 20.

9

Endnotes

BANK OF AMERICA

A In Q4-23, the FDIC imposed a special assessment to recover losses to the Deposit Insurance Fund arising from the protection of uninsured depositors of Silicon Valley Bank and Signature Bank associated with their closures. Accordingly, the Corporation recorded pretax noninterest expense of $2.1B in Q4-23 for its estimated assessment amount. Additionally, the Corporation recorded a net pretax charge of $1.6B in Q4-23 to noninterest income related to interest rate swaps used in cash flow hedges of certain loans that are indexed to the Bloomberg Short-Term Bank Yield Index (BSBY) following the Q4-23 announcement that BSBY will permanently cease effective November 15, 2024. The Corporation has presented certain non-GAAP financial measures (labeled as "adj." in the tables below) that exclude the impacts of the FDIC special assessment (FDIC SA) and/or the BSBY charge, and has provided a reconciliation of these non-GAAP financial measures as set forth below. The Corporation believes the use of non-GAAP financial measures adjusting for the impact of the FDIC SA and the BSBY charge provide additional information for evaluating its results of operations and comparing its operational performance between periods by excluding these impacts that may not be reflective of its underlying operating performance.

Reconciliation ($ in billions, except per share data)	2023 Reported	Q4-23 Reported	FDIC SA	2023 adj. FDIC SA	Q4-23 adj. FDIC SA	BSBY Charge	2023 adj. BSBY Charge	Q4-23 adj. BSBY Charge	FDIC SA & BSBY Charge	2023 adj. FDIC SA & BSBY Charge	Q4-23 adj. FDIC SA & BSBY Charge
Noninterest income	$41.7	$8.0	$—	$41.7	$8.0	($1.6)	$43.2	$9.6	($1.6)	$43.3	$9.6
Total revenue, net of interest expense	98.6	22.0	—	98.6	22.0	(1.6)	100.2	23.5	(1.6)	100.2	23.5
Noninterest expense	65.8	17.7	2.1	63.8	15.6	—	65.8	17.7	2.1	63.8	15.6
Income before income taxes	28.3	3.1	(2.1)	30.4	5.2	(1.6)	29.9	4.7	(3.7)	32.0	6.8
Pretax, pre-provision income[1]	32.7	4.2	(2.1)	34.8	6.3	(1.6)	34.3	5.8	(3.7)	36.4	7.9
Income tax expense (benefit)	1.8	—	(0.5)	2.3	0.5	(0.4)	2.2	0.4	(0.9)	2.7	0.9
Net income	26.5	3.1	(1.6)	28.1	4.7	(1.2)	27.7	4.3	(2.8)	29.3	5.9
Net income applicable to common shareholders	24.9	2.8	(1.6)	26.5	4.5	(1.2)	26.1	4.1	(2.8)	27.7	5.6
Diluted earnings per share[2]	$3.08	$0.35	($0.20)	$3.27	$0.55	($0.15)	$3.23	$0.50	($0.35)	$3.42	$0.70

($ in billions, except per share data)	2022 Reported	Inc / (Dec)				Q4-22 Reported	Inc / (Dec)			
		Reported	adj. FDIC SA	adj. BSBY Charge	adj. FDIC SA & BSBY Charge		Reported	adj. FDIC SA	adj. BSBY Charge	adj. FDIC SA & BSBY Charge
Noninterest income	$42.5	($0.8)	($0.8)	$0.7	$0.8	$9.9	($1.8)	($1.8)	($0.3)	($0.3)
Total revenue, net of interest expense	95.0	3.6	3.6	5.3	5.2	24.5	(2.6)	(2.6)	(1.0)	(1.0)
Noninterest expense	61.4	4.4	2.3	4.4	2.3	15.5	2.2	0.1	2.2	0.1
Income before income taxes	31.0	(2.6)	(0.6)	(1.1)	1.0	7.9	(4.8)	(2.7)	(3.2)	(1.1)
Pretax, pre-provision income[1]	33.5	(0.8)	1.3	0.8	2.9	9.0	(4.8)	(2.7)	(3.2)	(1.1)
Income tax expense (benefit)	3.4	(1.6)	(1.1)	(1.2)	(0.7)	0.8	(0.8)	(0.3)	(0.4)	0.1
Net income	27.5	(1.0)	0.6	0.2	1.8	7.1	(4.0)	(2.4)	(2.8)	(1.2)
Net income applicable to common shareholders	26.0	(1.1)	0.5	0.1	1.6	6.9	(4.1)	(2.4)	(2.9)	(1.3)
Diluted earnings per share[2]	$3.19	($0.11)	$0.08	$0.04	$0.23	$0.85	($0.50)	($0.30)	($0.35)	($0.15)

Reconciliation of return metrics and efficiency ratio ($ in billions)	2023 Reported	Q4-23 Reported	2023 FDIC SA & BSBY Charge	2023 adj. FDIC SA & BSBY Charge	Q4-23 FDIC SA & BSBY Charge	Q4-23 adj. FDIC SA & BSBY Charge
Return on average assets[3]	0.84 %	0.39 %	(9) bps	0.93 %	(34) bps	0.73 %
Return on average common shareholders' equity[4]	9.8	4.3	(109) bps	10.8	(425) bps	8.6
Return on average tangible common shareholders' equity[5]	13.5	5.9	(151) bps	15.0	(582) bps	11.7
Efficiency ratio[6]	67	81	314 bps	64	1,430 bps	66

Note: Amounts may not total due to rounding.

[1] Represents a non-GAAP financial measure. For more information see Endnote H and for a reconciliation to GAAP, see page 20.

[2] Calculated as net income applicable to common shareholders divided by average diluted common shares. Average diluted common shares of 8,081MM and 8,062MM for 2023 and Q4-23.

[3] Calculated as net income divided by average assets. Average assets were $3,154B and $3,213B for 2023 and Q4-23.

[4] Calculated as net income applicable to common shareholders divided by average common shareholders' equity. Average common shareholders' equity was $255B and $260B for 2023 and Q4-23.

[5] Calculated as net income applicable to common shareholders divided by average tangible common shareholders' equity. Average tangible common shareholders' equity was $185B and $190B for 2023 and Q4-23. Average tangible common shareholders' equity represents a non-GAAP financial measure. For more information and a reconciliation of average shareholders' equity to average tangible common shareholders' equity, see page 20.

[6] Calculated as noninterest expense divided by revenue, net of interest expense.

10

Endnotes

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Consolidated and Business Segment Highlights on page 1, Balance Sheet, Liquidity, and Capital Highlights on page 9 and on the Segment pages for each segment.

C We also measure NII on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $14.1 billion, $14.5 billion and $14.8 billion for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively. The FTE adjustment was $145 million, $153 million and $123 million for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

D Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

E Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

F Regulatory capital ratios at December 31, 2023 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was Total capital ratio under the Standardized approach for December 31, 2023 and September 30, 2023; and the Common equity tier 1 ratio under the Standardized approach for December 31, 2022.

G The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	**12/31/2023**	**9/30/2023**	**12/31/2022**
Sales and trading revenue			
Fixed-income, currencies and commodities	**$ 2,079**	$ 2,710	$ 2,157
Equities	**1,540**	1,695	1,368
Total sales and trading revenue	**$ 3,619**	$ 4,405	$ 3,525
Sales and trading revenue, excluding net debit valuation adjustment[1]			
Fixed-income, currencies and commodities	**$ 2,206**	$ 2,723	$ 2,343
Equities	**1,545**	1,698	1,375
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 3,751**	$ 4,421	$ 3,718

[1] For the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, net DVA gains (losses) were $(132) million, $(16) million and $(193) million, FICC net DVA gains (losses) were $(127) million, $(13) million and $(186) million, and Equities net DVA gains (losses) were $(5) million, $(3) million and $(7) million, respectively.

H Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 20.

11

Business Leadership Sources

BANK OF AMERICA

(a) Estimated U.S. retail deposits based on June 30, 2023 FDIC deposit data.

(b) Javelin 2023 Online and Mobile Banking Scorecards.

(c) FDIC, Q3-23.

(d) Global Finance, March 2023.

(e) Global Finance, August 2023.

(f) Global Finance, October 2023.

(g) J.D. Power 2023 Financial Health Support Certification℠ is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.*

(h) J.D. Power 2023 U.S. Retail Banking Advice Satisfaction Study. For more information, visit jdpower.com/awards.*

(i) Industry Q3-23 FDIC call reports.

(j) Family Wealth Report, 2023.

(k) Global Private Banking Innovation Award, 2023.

(l) Datos Insights, 2023.

(m) WealthManagement.com, 2023.*

(n) Global Finance, 2023.

(o) Euromoney, 2023.

(p) Global Finance Treasury & Cash Management Awards, 2023.

(q) Celent, 2023.

(r) The Banker, 2023.

(s) Coalition Greenwich, 2023.

(t) Impact Awards, 2023.

(u) Risk.net, 2024.*

(v) Institutional Investor, 2023.

(w) Refinitiv, 2023 YTD.

(x) Dealogic, 2023 YTD.

* Website content is not incorporated by reference into this press release.

12

13 Contact Information and Investor Conference Call Invitation Investor Call Information Chief Executive Officer Brian Moynihan and Chief Financial Officer Alastair Borthwick will discuss fourth- quarter 2023 financial results in a conference call at 11:00 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com.* For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from noon January 12 through 11:59 p.m. ET on January 22. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 69 million consumer and small business clients with approximately 3,800 retail financial centers, approximately 15,000 ATMs (automated teller machines) and award-winning digital banking with approximately 57 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. * Website content is not incorporated by reference into this press release. Reporters May Contact: Bill Halldin, Bank of America Phone: 1.916.724.0093 william.halldin@bofa.com Christopher Feeney, Bank of America Phone: 1.980.386.6794 christopher.feeney@bofa.com

14 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2022 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including Zelle, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence or continuation of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward- looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. is registered as a futures commission merchant with the CFTC and is a member of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker- dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com.* www.bankofamerica.com* * Website content is not incorporated by reference into this press release.

15

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

	Year Ended December 31		Fourth Quarter	Third Quarter	Fourth Quarter
Summary Income Statement	**2023**	2022	**2023**	2023	2022
Net interest income	**$ 56,931**	$ 52,462	**$ 13,946**	$ 14,379	$ 14,681
Noninterest income	**41,650**	42,488	**8,013**	10,788	9,851
Total revenue, net of interest expense	**98,581**	94,950	**21,959**	25,167	24,532
Provision for credit losses	**4,394**	2,543	**1,104**	1,234	1,092
Noninterest expense	**65,845**	61,438	**17,731**	15,838	15,543
Income before income taxes	**28,342**	30,969	**3,124**	8,095	7,897
Income tax expense	**1,827**	3,441	**(20)**	293	765
Net income	**$ 26,515**	$ 27,528	**$ 3,144**	$ 7,802	$ 7,132
Preferred stock dividends and other	**1,649**	1,513	**306**	532	228
Net income applicable to common shareholders	**$ 24,866**	$ 26,015	**$ 2,838**	$ 7,270	$ 6,904
Average common shares issued and outstanding	**8,028.6**	8,113.7	**7,990.9**	8,017.1	8,088.3
Average diluted common shares issued and outstanding	**8,080.5**	8,167.5	**8,062.5**	8,075.9	8,155.7
Summary Average Balance Sheet					
Total cash and cash equivalents	**$ 350,465**	$ 223,593	**$ 405,052**	$ 378,955	$ 203,366
Total debt securities	**794,192**	922,730	**802,657**	752,569	869,084
Total loans and leases	**1,046,256**	1,016,782	**1,050,705**	1,046,254	1,039,247
Total earning assets	**2,753,600**	2,700,860	**2,829,765**	2,738,699	2,647,712
Total assets	**3,153,513**	3,135,894	**3,213,159**	3,128,466	3,074,289
Total deposits	**1,887,541**	1,986,158	**1,905,011**	1,876,153	1,925,544
Common shareholders' equity	**254,956**	241,981	**260,221**	256,578	243,647
Total shareholders' equity	**283,353**	270,299	**288,618**	284,975	272,629
Performance Ratios					
Return on average assets	**0.84 %**	0.88 %	**0.39 %**	0.99 %	0.92 %
Return on average common shareholders' equity	**9.75**	10.75	**4.33**	11.24	11.24
Return on average tangible common shareholders' equity (1)	**13.46**	15.15	**5.92**	15.47	15.79
Per Common Share Information					
Earnings	**$ 3.10**	$ 3.21	**$ 0.36**	$ 0.91	$ 0.85
Diluted earnings	**3.08**	3.19	**0.35**	0.90	0.85
Dividends paid	**0.92**	0.86	**0.24**	0.24	0.22
Book value	**33.34**	30.61	**33.34**	32.65	30.61
Tangible book value (1)	**24.46**	21.83	**24.46**	23.79	21.83

Summary Period-End Balance Sheet	**December 31 2023**	September 30 2023	December 31 2022
Total cash and cash equivalents	**$ 333,073**	$ 351,726	$ 230,203
Total debt securities	**871,407**	778,873	862,819
Total loans and leases	**1,053,732**	1,049,149	1,045,747
Total earning assets	**2,808,175**	2,761,184	2,640,827
Total assets	**3,179,876**	3,153,090	3,051,375
Total deposits	**1,923,827**	1,884,601	1,930,341
Common shareholders' equity	**263,249**	258,667	244,800
Total shareholders' equity	**291,646**	287,064	273,197
Common shares issued and outstanding	**7,895.5**	7,923.4	7,996.8

	Year Ended December 31		Fourth Quarter	Third Quarter	Fourth Quarter
Credit Quality	**2023**	2022	**2023**	2023	2022
Total net charge-offs	**$ 3,799**	$ 2,172	**$ 1,192**	$ 931	$ 689
Net charge-offs as a percentage of average loans and leases outstanding (2)	**0.36 %**	0.21 %	**0.45 %**	0.35 %	0.26 %
Provision for credit losses	**$ 4,394**	$ 2,543	**$ 1,104**	$ 1,234	$ 1,092

	December 31 2023	September 30 2023	December 31 2022
Total nonperforming loans, leases and foreclosed properties (3)	**$ 5,630**	$ 4,993	$ 3,978
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties (3)	**0.54 %**	0.48 %	0.38 %
Allowance for credit losses	**$ 14,551**	$ 14,640	$ 14,222
Allowance for loan and lease losses	**13,342**	13,287	12,682
Allowance for loan and lease losses as a percentage of total loans and leases outstanding (2)	**1.27 %**	1.27 %	1.22 %

For footnotes, see page 16.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 16 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Capital Management December 31 2023 September 30 2023 December 31 2022 Regulatory capital metrics (4): Common equity tier 1 capital $ 194,928 $ 194,230 $ 180,060 Common equity tier 1 capital ratio - Standardized approach 11.8% 11.9% 11.2 % Common equity tier 1 capital ratio - Advanced approaches 13.4 13.5 12.8 Tier 1 leverage ratio 7.1 7.3 7.0 Supplementary leverage ratio 6.1 6.2 5.9 Total ending equity to total ending assets ratio 9.2 9.1 9.0 Common equity ratio 8.3 8.2 8.0 Tangible equity ratio (5) 7.1 7.0 6.8 Tangible common equity ratio (5) 6.2 6.1 5.9 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 20. (2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held-for-sale or accounted for under the fair value option. (4) Regulatory capital ratios at December 31, 2023 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation’s binding ratio was the Total capital ratio under the Standardized approach for December 31, 2023 and September 30, 2023; and Common equity tier 1 ratio under the Standardized approach for December 31, 2022. (5) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 20.

17

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Fourth Quarter 2023				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,329	$ 5,227	$ 5,928	$ 4,088	$ (3,468)
Provision for credit losses	1,405	(26)	(239)	(60)	24
Noninterest expense	5,234	3,894	2,781	3,271	2,551
Net income	2,768	1,019	2,472	636	(3,751)
Return on average allocated capital [1]	26 %	22 %	20 %	6 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 313,438	$ 219,425	$ 374,862	$ 133,631	$ 9,349
Total deposits	959,247	292,478	527,597	31,950	93,739
Allocated capital [1]	42,000	18,500	49,250	45,500	n/m
Quarter end					
Total loans and leases	$ 315,119	$ 219,657	$ 373,891	$ 136,223	$ 8,842
Total deposits	969,572	299,657	527,060	34,833	92,705

	Third Quarter 2023				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,472	$ 5,321	$ 6,203	$ 4,942	$ (1,618)
Provision for credit losses	1,397	(6)	(119)	(14)	(24)
Noninterest expense	5,256	3,950	2,804	3,235	593
Net income (loss)	2,864	1,033	2,568	1,248	89
Return on average allocated capital [1]	27 %	22 %	21 %	11 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 310,761	$ 218,569	$ 376,214	$ 131,298	$ 9,412
Total deposits	980,051	291,770	504,432	31,890	68,010
Allocated capital [1]	42,000	18,500	49,250	45,500	n/m
Quarter end					
Total loans and leases	$ 313,216	$ 218,913	$ 373,351	$ 134,386	$ 9,283
Total deposits	982,302	290,732	494,938	31,041	85,588

	Fourth Quarter 2022				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,782	$ 5,410	$ 6,438	$ 3,861	$ (1,836)
Provision for credit losses	944	37	149	4	(42)
Noninterest expense	5,100	3,784	2,833	3,171	655
Net income	3,577	1,200	2,540	504	(689)
Return on average allocated capital [1]	35 %	27 %	23 %	5 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 300,360	$ 225,094	$ 380,385	$ 123,022	$ 10,386
Total deposits	1,047,058	317,849	503,472	37,219	19,946
Allocated capital [1]	40,000	17,500	44,500	42,500	n/m
Quarter end					
Total loans and leases	$ 304,761	$ 223,910	$ 379,107	$ 127,735	$ 10,234
Total deposits	1,048,799	323,899	498,661	39,077	19,905

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Annual Results by Business Segment and All Other (Dollars in millions) Year Ended December 31, 2023 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 42,031 $ 21,105 $ 24,796 $ 19,527 $ (8,311) Provision for credit losses 5,158 6 (586) (131) (53) Noninterest expense 21,416 15,836 11,344 13,206 4,043 Net income (loss) 11,593 3,947 10,248 4,678 (3,951) Return on average allocated capital (1) 28% 21% 21% 10 % n/m Balance Sheet Average Total loans and leases $ 308,690 $ 219,503 $ 378,762 $ 129,657 $ 9,644 Total deposits 992,750 298,335 505,627 33,278 57,551 Allocated capital (1) 42,000 18,500 49,250 45,500 n/m Year end Total loans and leases $ 315,119 $ 219,657 $ 373,891 $ 136,223 $ 8,842 Total deposits 969,572 299,657 527,060 34,833 92,705 Year Ended December 31, 2022 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 38,635 $ 21,748 $ 22,229 $ 18,138 $ (5,362) Provision for credit losses 1,980 66 641 28 (172) Noninterest expense 20,077 15,490 10,966 12,420 2,485 Net income 12,516 4,675 7,807 4,182 (1,652) Return on average allocated capital (1) 31% 27% 18% 10 % n/m Balance Sheet Average Total loans and leases $ 292,366 $ 219,810 $ 375,271 $ 116,652 $ 12,683 Total deposits 1,062,561 351,329 511,804 40,382 20,082 Allocated capital (1) 40,000 17,500 44,500 42,500 n/m Year end Total loans and leases $ 304,761 $ 223,910 $ 379,107 $ 127,735 $ 10,234 Total deposits 1,048,799 323,899 498,661 39,077 19,905 (1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently. n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation. 19 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Year Ended December 31 Fourth Quarter 2023 Third Quarter 2023 Fourth Quarter 2022FTE basis data (1) 2023 2022 Net interest income $ 57,498 $ 52,900 $ 14,091 $ 14,532 $ 14,804 Total revenue, net of interest expense 99,148 95,388 22,104 25,320 24,655 Net interest yield 2.08% 1.96% 1.97% 2.11% 2.22 % Efficiency ratio 66.41 64.41 80.22 62.55 63.05 Other Data December 31 2023 September 30 2023 December 31 2022 Number of financial centers - U.S. 3,845 3,862 3,913 Number of branded ATMs - U.S. 15,168 15,253 15,528 Headcount 212,985 212,752 216,823 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $567 million and $438 million for the years ended December 31, 2023 and 2022, $145 million and $153 million for the fourth and third quarters of 2023 and $123 million for the fourth quarter of 2022.

20

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business using certain non-GAAP financial measures, including pretax, pre-provision income (as defined in Endnote H on page 11) and ratios that utilize tangible equity and tangible assets, each of which is a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the years ended December 31, 2023 and 2022, and the three months ended December 31, 2023, September 30, 2023 and December 31, 2022. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate these non-GAAP financial measures differently.

	Year Ended December 31		Fourth Quarter	Third Quarter	Fourth Quarter
	2023	2022	2023	2023	2022
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	$ 28,342	$ 30,969	$ 3,124	$ 8,095	$ 7,897
Provision for credit losses	4,394	2,543	1,104	1,234	1,092
Pretax, pre-provision income	$ 32,736	$ 33,512	$ 4,228	$ 9,329	$ 8,989
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	$ 283,353	$ 270,299	$ 288,618	$ 284,975	$ 272,629
Goodwill	(69,022)	(69,022)	(69,021)	(69,021)	(69,022)
Intangible assets (excluding mortgage servicing rights)	(2,039)	(2,117)	(2,010)	(2,029)	(2,088)
Related deferred tax liabilities	893	922	886	890	914
Tangible shareholders' equity	$ 213,185	$ 200,082	$ 218,473	$ 214,815	$ 202,433
Preferred stock	(28,397)	(28,318)	(28,397)	(28,397)	(28,982)
Tangible common shareholders' equity	$ 184,788	$ 171,764	$ 190,076	$ 186,418	$ 173,451
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	$ 291,646	$ 273,197	$ 291,646	$ 287,064	$ 273,197
Goodwill	(69,021)	(69,022)	(69,021)	(69,021)	(69,022)
Intangible assets (excluding mortgage servicing rights)	(1,997)	(2,075)	(1,997)	(2,016)	(2,075)
Related deferred tax liabilities	874	899	874	886	899
Tangible shareholders' equity	$ 221,502	$ 202,999	$ 221,502	$ 216,913	$ 202,999
Preferred stock	(28,397)	(28,397)	(28,397)	(28,397)	(28,397)
Tangible common shareholders' equity	$ 193,105	$ 174,602	$ 193,105	$ 188,516	$ 174,602
Reconciliation of period-end assets to period-end tangible assets					
Assets	$ 3,179,876	$ 3,051,375	$ 3,179,876	$ 3,153,090	$ 3,051,375
Goodwill	(69,021)	(69,022)	(69,021)	(69,021)	(69,022)
Intangible assets (excluding mortgage servicing rights)	(1,997)	(2,075)	(1,997)	(2,016)	(2,075)
Related deferred tax liabilities	874	899	874	886	899
Tangible assets	$ 3,109,732	$ 2,981,177	$ 3,109,732	$ 3,082,939	$ 2,981,177
Book value per share of common stock					
Common shareholders' equity	$ 263,249	$ 244,800	$ 263,249	$ 258,667	$ 244,800
Ending common shares issued and outstanding	7,895.5	7,996.8	7,895.5	7,923.4	7,996.8
Book value per share of common stock	$ 33.34	$ 30.61	$ 33.34	$ 32.65	$ 30.61
Tangible book value per share of common stock					
Tangible common shareholders' equity	$ 193,105	$ 174,602	$ 193,105	$ 188,516	$ 174,602
Ending common shares issued and outstanding	7,895.5	7,996.8	7,895.5	7,923.4	7,996.8
Tangible book value per share of common stock	$ 24.46	$ 21.83	$ 24.46	$ 23.79	$ 21.83

Current-period information is preliminary and based on company data available at the time of the presentation.